UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2012

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (651) 466-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2012, the Compensation and Human Resources Committee of the Board of Directors of U.S. Bancorp adopted a new form of performance restricted stock unit award agreement and a new form of non-qualified stock option agreement that will be used for future grants to executive officers of performance restricted stock units and non-qualified stock options, respectively. These award agreements include new provisions providing that all or part of an executive officer’s unvested equity award may be cancelled if the executive officer demonstrated an inadequate sensitivity to the inherent risks of his or her business line or functional area which results in, or is reasonably likely to result in, a material adverse impact (whether financial or reputational) on U.S. Bancorp or the relevant business line or functional area. The new agreements also include certain other technical changes to the award agreements previously used.

All awards of performance restricted stock units and non-qualified stock options are made pursuant to the shareholder-approved U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan, which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 20, 2010. The new forms of performance restricted stock unit award agreement and non-qualified stock option agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The description in this Current Report on Form 8-K of the new forms of agreement is qualified in its entirety by reference to the attached exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Performance Restricted Stock Unit Award Agreement for Executive Officers (as approved January 16, 2012) under U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement for Executive Officers (as approved January 16, 2012) under U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ Lee R. Mitau
Lee R. Mitau Executive Vice President, General Counsel and Corporate Secretary

Date: January 18, 2012

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